AGREEMENT AND PLAN OF MERGER

                          DATED AS OF DECEMBER 13, 1999

                                  BY AND AMONG

                           WESTELL TECHNOLOGIES, INC.

                             THETA ACQUISITION CORP.

                                       AND

                                  TELTREND INC.





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ARTICLE I               THE MERGER............................................1

         SECTION 1.1    The Merger............................................1

         SECTION 1.2    Effective Time of the Merger..........................1

ARTICLE II              THE SURVIVING AND PARENT CORPORATIONS.................1

         SECTION 2.1    Certificate of Incorporation of Surviving
                          Corporation.........................................1

         SECTION 2.2    By-Laws of Surviving Corporation......................2

         SECTION 2.3    Directors and Officers of Surviving Corporation.......2

         SECTION 2.4    Directors of Parent...................................2

ARTICLE III             CONVERSION OF SHARES..................................2

         SECTION 3.1    Conversion of Company Shares in the Merger............2

         SECTION 3.2    Conversion of Subsidiary Shares.......................2

         SECTION 3.3    Exchange of Certificates..............................3

         SECTION 3.4    No Fractional Securities..............................4

         SECTION 3.5    The Closing...........................................4

         SECTION 3.6    Closing of the Company's Transfer Books...............5

ARTICLE IV              REPRESENTATIONS AND WARRANTIES OF
                        PARENT AND SUBSIDIARY.................................5

         SECTION 4.1    Organization and Qualification........................5

         SECTION 4.2    Capitalization........................................5

         SECTION 4.3    Subsidiaries..........................................6

         SECTION 4.4    Authority; Non-Contravention; Approvals...............7

         SECTION 4.5    Reports and Financial Statements......................8

         SECTION 4.6    Absence of Undisclosed Liabilities....................8

         SECTION 4.7    Absence of Certain Changes or Events..................9

         SECTION 4.8    Litigation............................................9

         SECTION 4.9    Registration Statement and Proxy Statement............9

         SECTION 4.10   No Violation of Law...................................9

         SECTION 4.11   Compliance with Agreements...........................10

         SECTION 4.12   Taxes................................................10

         SECTION 4.13   Employee Benefit Plans; ERISA........................11

         SECTION 4.14   Labor Controversies..................................12

         SECTION 4.15   Environmental Matters................................12

         SECTION 4.16   Title to Assets......................................13

         SECTION 4.17   Reorganization.......................................13

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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            Page

         SECTION 4.18   Parent Stockholders' Approval........................14

         SECTION 4.19   Brokers and Finders..................................14

         SECTION 4.20   Opinion of Financial Advisor.........................14

         SECTION 4.21   Company Stock........................................14

ARTICLE V               REPRESENTATIONS AND WARRANTIES OF THE COMPANY........14

         SECTION 5.1    Organization and Qualification.......................14

         SECTION 5.2    Capitalization.......................................15

         SECTION 5.3    Subsidiaries.........................................16

         SECTION 5.4    Authority; Non-Contravention; Approvals..............16

         SECTION 5.5    Reports and Financial Statements.....................17

         SECTION 5.6    Absence of Undisclosed Liabilities...................18

         SECTION 5.7    Absence of Certain Changes or Events.................18

         SECTION 5.8    Litigation...........................................18

         SECTION 5.9    Registration Statement and Proxy Statement...........18

         SECTION 5.10   No Violation of Law..................................19

         SECTION 5.11   Compliance with Agreements...........................19

         SECTION 5.12   Taxes................................................19

         SECTION 5.13   Employee Benefit Plans; ERISA........................20

         SECTION 5.14   Labor Controversies..................................21

         SECTION 5.15   Environmental Matter.................................21

         SECTION 5.16   Title to Assets......................................21

         SECTION 5.17   Reorganization.......................................22

         SECTION 5.18   Company Stockholders' Approval.......................22

         SECTION 5.19   Brokers and Finders..................................22

         SECTION 5.20   Opinion of Financial Advisor.........................22

         SECTION 5.21   Section 203..........................................22

         SECTION 5.22   Rights Agreement.....................................22

         SECTION 5.23   No Recent Negotiations with Affiliates...............22

ARTICLE VI              CONDUCT OF BUSINESS PENDING THE MERGER...............24

         SECTION 6.1    Conduct of Business by the Company Pending
                          the Merger.........................................24

         SECTION 6.2    Conduct of Business by Parent and Subsidiary
                          Pending the Merger.................................25

         SECTION 6.3    Acquisition Transactions.............................27

ARTICLE VII             ADDITIONAL AGREEMENTS................................28

         SECTION 7.1    Access to Information................................28

         SECTION 7.2    Registration Statement and Proxy Statement...........29

         SECTION 7.3    Stockholders' Approvals..............................29

         SECTION 7.4    Compliance with the Securities Act and Exchange Act..30

         SECTION 7.5    Nasdaq Listing.......................................31

         SECTION 7.6    Expenses and Fees....................................31

         SECTION 7.7    Agreement to Cooperate...............................31

         SECTION 7.9    Option Plans.........................................32

         SECTION 7.10   Notification of Certain Matters......................33

         SECTION 7.11   Directors' and Officers' Indemnification.............33

         SECTION 7.12   Certain Benefits.....................................35

         SECTION 7.13   SEC Reports..........................................35

ARTICLE VIII            CONDITIONS...........................................35

         SECTION 8.1    Conditions to Each Party's Obligation to Effect
                          the Merger.........................................35

         SECTION 8.2    Conditions to Obligation of the Company to Effect
                          the Merger.........................................36

         SECTION 8.3    Conditions to Obligations of Parent and Subsidiary
                          to Effect the Merger...............................37

ARTICLE IX              TERMINATION, AMENDMENT AND WAIVER....................37

         SECTION 9.1    Termination..........................................37

         SECTION 9.2    Effect of Termination................................39

         SECTION 9.3    Amendment............................................39

         SECTION 9.4    Waiver...............................................39

ARTICLE X               GENERAL PROVISIONS...................................39

         SECTION 10.1   Non-Survival and Scope of Representations and
                         Warranties and Agreements...........................39

         SECTION 10.2   Notices..............................................40

         SECTION 10.3   Interpretation.......................................40

         SECTION 10.4   Miscellaneous........................................40

         SECTION 10.5   Counterparts.........................................40

         SECTION 10.6   Parties in Interest..................................41

         SECTION 10.7   Severability.........................................41




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                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER, dated as of December 13, 1999 (this "AGREEMENT"), by and among Westell Technologies, Inc., a Delaware corporation ("PARENT"), Theta Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("SUBSIDIARY"), and Teltrend Inc., a Delaware corporation (the "COMPANY");

                              W I T N E S S E T H:

         WHEREAS, the Boards of Directors of Parent, Subsidiary and the Company have approved the merger of Subsidiary with and into the Company on the terms set forth in this Agreement (the "MERGER"); and

         WHEREAS, Parent, Subsidiary and the Company intend the Merger to qualify as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations thereunder;

         NOW,   THEREFORE,   in   consideration   of  the   premises   and   the
representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                   THE MERGER

         SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2) in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Subsidiary shall be merged with and into the Company and the separate existence of Subsidiary shall thereupon cease. The Company shall be the surviving corporation in the Merger and is hereinafter sometimes referred to as the "SURVIVING CORPORATION ."

         SECTION 1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at such time a certificate of merger, in a form mutually acceptable to Parent and the Company, is filed with the Secretary of State of the State of Delaware in accordance with the DGCL (the "MERGER FILING") or such later time as may be agreed to by the parties hereto and specified in such certificate of merger (the "EFFECTIVE TIME"). The Merger Filing shall be made simultaneously with or as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 3.5. The parties acknowledge that it is their mutual desire and intent to consummate the Merger as soon as practicable after the date hereof. Accordingly, the parties shall, subject to the provisions hereof, use all reasonable efforts to consummate, as soon as practicable, the transactions contemplated by this Agreement in accordance with Section 3.5.

                                   ARTICLE II

                      THE SURVIVING AND PARENT CORPORATIONS

         SECTION 2.1 CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION. The Restated Certificate of Incorporation, as amended, of the Company shall be amended in the Merger to read in its entirety as set forth as Exhibit 2.1, and, as so amended, shall be the Certificate of Incorporation of the


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Surviving  Corporation  from and  after the  Effective  Time,  until  thereafter amended in accordance with its terms and as provided in the DGCL.

         SECTION 2.2 BY-LAWS OF SURVIVING CORPORATION. The By-laws of Subsidiary as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation from and after the Effective Time, and thereafter may be amended in accordance with their terms and as provided by the Certificate of Incorporation of the Surviving Corporation and the DGCL.

         SECTION 2.3 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. At the Effective Time, the directors and officers of the Surviving Corporation shall be as designated by Parent in writing prior to the Effective Time, and such directors and officers shall thereafter serve in accordance with the By-laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

         SECTION 2.4 DIRECTORS OF PARENT. Parent and its Board of Directors shall take all action as is necessary so that, at the Effective Time, (i) the size of the board of directors of Parent is increased to include two additional directors and (ii) two individuals, each of whom (a) currently serves as a director of the Company, (b) agrees to serve as a director of Parent, and (c) is identified by Parent, are elected as directors of Parent, each to serve in accordance with the Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, as amended, of Parent and until his or her successor is duly elected and qualified.

                                  ARTICLE III

                              CONVERSION OF SHARES

         SECTION 3.1 CONVERSION OF COMPANY SHARES IN THE MERGER. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Parent or the Company:

              (a) each share of the common stock, par value $.01 per share, of the Company issued and outstanding immediately prior to the Effective Time (other than shares described in Section 3.1(b)) (the "COMPANY COMMON STOCK") shall, subject to Sections 3.3 and 3.4, be converted into the right to receive, without interest, 3.3 (the "EXCHANGE RATIO") shares of the Class A Common Stock, par value $0.01 per share, of Parent ("PARENT STOCK");

              (b) each share of capital stock of the Company, if any, owned by Parent or any subsidiary of Parent or held in treasury by the Company or any subsidiary of the Company immediately prior to the Effective Time shall be canceled and cease to exist and no consideration shall be paid in exchange therefor; and

              (c) subject to and as more fully provided in Section 7.9, each unexpired option or warrant to purchase Company Common Stock that is outstanding at the Effective Time, whether or not exercisable, shall automatically and without any action on the part of the holder thereof be converted into an option or warrant to purchase a number of shares of Parent Stock equal to the number of shares of Company Common Stock that could be purchased under such option or warrant multiplied by the Exchange Ratio, at a price per share of Parent Stock equal to the per share exercise price of such option or warrant divided by the Exchange Ratio.

         SECTION 3.2 CONVERSION OF SUBSIDIARY SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of Parent as the sole stockholder of Subsidiary, each issued and

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outstanding  share of common  stock,  par value  $.01 per share,  of  Subsidiary
("SUBSIDIARY COMMON STOCK") shall be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation.

         SECTION 3.3 EXCHANGE OF CERTIFICATES.

              (a) From and after the Effective Time, each holder of a certificate which immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (other than shares described in Section 3.1(b)) shall be entitled to receive in exchange therefor, upon surrender thereof to an exchange agent reasonably satisfactory to Parent and the Company (the "EXCHANGE AGENT"), a certificate or certificates representing the number of whole shares of Parent Stock to which such holder is entitled pursuant to
         Section 3.1(a), any dividends and distributions in respect of such shares of Parent Stock and any cash in lieu of a fractional share, as contemplated by Sections 3.3 and 3.4 hereof. Notwithstanding any other provision of this Agreement, (i) until holders or transferees of certificates formerly representing shares of Company Common Stock have surrendered them for exchange as provided herein, no dividends or distributions on shares of Parent Stock shall be paid with respect to any shares of Parent Stock to which the holder of any such certificate would be entitled pursuant to the terms hereof and no payment for fractional shares shall be made and (ii) without regard to when such certificates formerly representing shares of Company Common Stock are surrendered for exchange as provided herein, no interest shall be paid on any dividends or distributions or any payment for fractional shares. Upon surrender of a certificate which immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (other than shares described in Section 3.1(b)), there shall be paid to the holder of such certificate (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Stock to which such holder is entitled pursuant to Section
         3.4 and the amount of any dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the whole shares of Parent Stock issuable upon surrender of such certificate, and (ii) at the appropriate payment date, the amount of any dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Stock.

              (b) If any certificate for shares of Parent Stock is to be issued in a name other than that in which the certificate formerly representing shares of Company Common Stock surrendered in exchange therefor is registered in the Company's transfer records, it shall be a condition of such exchange that the person requesting such exchange shall pay any applicable transfer or other taxes required by reason of such issuance.

              (c) As soon as practicable after the Effective Time, Parent shall make available to the Exchange Agent the certificates representing shares of Parent Stock required to effect the exchanges referred to in paragraph (a) above and cash for payment of any fractional shares referred to in Section 3.4.

              (d) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (other than shares described in Section 3.1(b)) (the "COMPANY CERTIFICATES") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon actual delivery of the Company Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for certificates representing shares of Parent Stock. Upon surrender of Company Certificates for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as the


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         Exchange  Agent shall  reasonably  require,  the holder of such Company
         Certificates shall be entitled to receive in exchange therefor a certificate or certificates representing that number of whole shares of Parent Stock into which the shares of Company Common Stock formerly represented by the Company Certificates so surrendered shall have been converted into the right to receive pursuant to the provisions of
         Section 3.1(a), any cash paid in lieu of a fractional share and any dividends and distributions contemplated by Section 3.3(a), and the Company Certificates so surrendered shall be canceled. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of a Company Certificate for any shares of Parent Stock, dividends or distributions thereon or cash payment in lieu of a fractional share delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

              (e) Promptly following the date which is nine months after the Effective Time, the Exchange Agent shall deliver to Parent all cash, certificates (including any Parent Stock) and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Company Certificate may surrender such Company Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Parent Stock, any cash paid in lieu of a fractional share and any dividends and distributions contemplated by Section 3.3(a), without any interest thereon. Notwithstanding the foregoing, none of the Exchange Agent, Parent, Subsidiary, the Company or the Surviving Corporation shall be liable to a holder of a Company Certificate for any shares of Parent Stock, dividends or distributions thereon or cash payment in lieu of a fractional share delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

              (f) In the event any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed, the Surviving Corporation shall issue in exchange for such lost, stolen or destroyed Company Certificate the Parent Stock deliverable in respect thereof determined in accordance with this
         Article III. When authorizing such issuance in exchange therefor, the Board of Directors of the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificate to give the Surviving Corporation such indemnity as it may reasonably direct as protection against any claim that may be made against the Surviving Corporation with respect to the Company Certificate alleged to have been lost, stolen or destroyed.

         SECTION 3.4 NO FRACTIONAL SECURITIES. Notwithstanding any other provision of this Agreement, no fractional shares and no certificates or scrip for fractional shares of Parent Stock shall be issued in connection with the Merger. In lieu of any such fractional shares, each holder of shares of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Stock upon surrender of Company Certificates for exchange pursuant to this Article III (after taking into account all Company Certificates registered in the name of such holder), shall be entitled to receive from the Exchange Agent a cash payment equal to such fraction multiplied by the average closing price per share of Parent Stock on the Nasdaq National Market, as reported by the Wall Street Journal, during the 10 trading days immediately preceding the Effective Time.

         SECTION 3.5 THE CLOSING. The closing (the "CLOSING") of the transactions contemplated by this Agreement shall take place at a location mutually agreeable to Parent and the Company as promptly as practicable following the date on which the last of the conditions set forth in Article VIII is fulfilled or waived, or at such other time and place as Parent and the Company shall agree. The date on which the Closing occurs is referred to in this Agreement as the "CLOSING DATE."

         SECTION 3.6 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At and after the Effective Time, holders of Company Certificates shall cease to have any rights as stockholders of the Company, except for the right to receive shares of Parent Stock pursuant to Section 3.1 and the right to receive cash for payment of fractional shares pursuant to Section 3.4. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock which were outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, subject to the terms and conditions of this Agreement, Company Certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for shares of Parent Stock in accordance with this Article III.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBSIDIARY

         Parent and Subsidiary each represent and warrant to the Company that, except as set forth in the Disclosure Schedule dated as of the date hereof and signed by an authorized officer of Parent (the "PARENT DISCLOSURE SCHEDULE"), each of which exceptions shall specifically identify the relevant Section hereof to which it relates:

         SECTION  4.1  ORGANIZATION  AND  QUALIFICATION.   Each  of  Parent  and
Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and Subsidiary is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing is not reasonably likely to, when taken together with all other such failures, have a Parent Material Adverse Effect. For purposes of this Agreement, a "PARENT MATERIAL ADVERSE EFFECT" is any event, change or effect that (i) is materially adverse to the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole, other than any event, change or effect resulting from (a) changes in general economic conditions (including United States stock market conditions) or
(b) changes in the market price for Parent Stock or Company Common Stock as reflected on the Nasdaq National Market, or (ii) prevents Parent or Subsidiary from consummating the transactions contemplated hereby, including the Merger, prior to the date specified in Section 9.1(b)(i) hereof. True, accurate and complete copies of each of Parent's and Subsidiary's certificate of incorporation and by-laws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been made available to the Company.

         SECTION 4.2 CAPITALIZATION.

              (a) As of the date of this Agreement, the authorized capital stock of Parent consists of (a) 65,500,000 shares of Parent Stock, (b) 25,000,000 shares of Class B Common Stock , par value $0.01 per share ("PARENT CLASS B COMMON STOCK"), and (c) 1,000,000 shares of preferred stock, par value $0.01 per share ("PARENT PREFERRED STOCK"). As of the close of business on September 30, 1999, (i) 17,489,521 shares of Parent Stock and 19,124,869 shares of Parent Class B Common Stock were issued and outstanding, (ii) no shares of Parent Preferred Stock were issued and outstanding, (iii) no shares of Parent Stock, Parent Class B Common Stock or Parent Preferred Stock were held in the treasury of Parent, (iv) 4,768,304 shares of Parent Stock were reserved for issuance pursuant to the exercise of outstanding options and warrants to purchase Parent Stock, (v) 131,825 shares of Parent Stock were reserved for issuance under Parent's Employee Stock Purchase Plan and
         (vi) 19,124,869 shares of Parent Stock were reserved for issuance upon conversion of Parent's Class B Common Stock. Between September 30, 1999 and the date of this Agreement, Parent has issued no shares of its capital stock except for 62,836 shares of Parent Stock issued upon the exercise of options granted pursuant to Parent's 1995 Stock Incentive Plan. As of the date of this Agreement all outstanding shares of Parent Stock and Parent Class B Common Stock are, and immediately prior to the Effective Time all outstanding shares of Parent Stock and Parent Class B Common Stock will be, validly issued, fully paid and nonassessable and free of any preemptive (or similar) right.

              (b) The authorized capital stock of Subsidiary consists of 1,000 shares of Subsidiary Common Stock, of which 100 shares are issued and outstanding, which shares are owned beneficially and of record by Parent.

              (c) Except as disclosed in the Parent Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, puts, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating Parent or any subsidiary of Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Parent or any subsidiary of Parent or obligating Parent or any subsidiary of Parent to grant, extend or enter into any such agreement or commitment. Except as otherwise disclosed in the Parent Disclosure Schedule, there are no voting trusts, proxies or other agreements or understandings to which Parent or any subsidiary of Parent is a party or by which Parent or any subsidiary of Parent is bound with respect to the voting of any shares of capital stock of Parent, and there are no registration rights or similar agreements with respect to any shares of capital stock of Parent or any of its subsidiaries. The shares of Parent Stock issued to stockholders of the Company in connection with the Merger will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

              (d) Except for the Parent Stock and Parent Class B Common Stock or as otherwise described in the Parent Disclosure Schedule, Parent has outstanding no bonds, debentures, notes or other obligations or securities the holders of which have the right to vote (or are convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter.

         SECTION 4.3 SUBSIDIARIES. Each direct and indirect corporate subsidiary of Parent is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each subsidiary of Parent is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not, when taken together with all such other failures, have a Parent Material Adverse Effect. Except as disclosed in the Parent Disclosure Schedule, all of the outstanding shares of capital stock of each corporate subsidiary of Parent are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned directly or indirectly by Parent, free and clear of any liens, claims or encumbrances, except that such shares are pledged to secure Parent's credit facilities. Except as disclosed in the Parent Disclosure Schedule, there are no subscriptions, options, warrants, rights, puts, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of any corporate subsidiary of Parent, including any right of conversion or exchange under any outstanding security, instrument or agreement.

         As used in this Agreement, the term "SUBSIDIARY" shall mean, when used with reference to any person or entity, any corporation, partnership, limited liability company, joint venture or other entity of which such person or entity (either acting alone or together with its other subsidiaries) owns, directly or indirectly, 50% or more of the stock or other voting interests, the holders of which are entitled to vote for the election of a majority of the board of directors or any similar governing body of such corporation, partnership, limited liability company, joint venture or other entity.

         SECTION 4.4 AUTHORITY; NON-CONTRAVENTION; APPROVALS.

              (a) Parent and Subsidiary each have full corporate power and authority to enter into this Agreement and, subject to the Parent Stockholders' Approval (as defined in Section 7.3(b)) and the Parent Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. This Agreement has been approved by the Boards of Directors of Parent and Subsidiary, and has been approved by a majority of the non-employee members of the Board of Directors of Parent, and no other corporate proceedings on the part of Parent or Subsidiary are necessary to authorize the execution and delivery of this Agreement or, except for the Parent Stockholders' Approval, the consummation by Parent and Subsidiary of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Subsidiary, and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and legally binding agreement of each of Parent and Subsidiary enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

              (b) The execution and delivery of this Agreement by each of Parent and Subsidiary do not and will not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, acceleration or amendment under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective certificates of incorporation or by-laws of Parent or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Parent or any of its subsidiaries or any of their respective properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its subsidiaries is now a party or by which Parent or any of its subsidiaries or any of their respective properties or assets may be bound. The consummation by Parent and Subsidiary of the transactions contemplated hereby will not result in any violation, conflict, breach, default, termination, acceleration or creation of rights or liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject (x) in the case of the terms, conditions or provisions described in clauses (i) and (ii) above, to obtaining (prior to the Effective Time) the Parent Required Statutory Approvals and the Parent Stockholder's Approval and (y) in the case of the terms, conditions or provisions described in clause (iii) above, to obtaining (prior to the Effective Time) consents required from commercial lenders, lessors or other third parties as specified on the Parent Disclosure Schedule. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Parent Material Adverse Effect.

              (c) Except for (i) the filings by Parent required by, and the expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of the Joint Proxy Statement/Prospectus (as defined in Section 4.9) with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities, (iii) the making of the Merger Filing with the Secretary of State of the State of Delaware in connection with the Merger, and (iv) the filings by Parent required in order for the Parent Stock to be issued in connection with the Merger to be listed on the Nasdaq National Market (the filings and approvals referred to in clauses (i) through (iv) are collectively referred to as the "PARENT REQUIRED STATUTORY Approvals"), no
         declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Parent or Subsidiary or the consummation by Parent or Subsidiary of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Parent Material Adverse Effect.

         SECTION 4.5 REPORTS AND FINANCIAL STATEMENTS. Parent has filed with the SEC all forms, statements, reports and documents (including all post-effective amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied when filed in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. Parent has made available to the Company copies (including all exhibits, post-effective amendments and supplements thereto) of its (a) Annual Reports on Form 10-K for the fiscal year ended March 31, 1999 and for the immediately preceding fiscal year, as filed with the SEC,
(b) proxy and information statements relating to (i) all meetings of its stockholders (whether annual or special) and (ii) actions by written consent in lieu of a stockholders' meeting from January 1, 1997, until the date hereof, and
(c) all other reports, including quarterly reports, and registration statements filed by Parent with the SEC since January 1, 1997 (other than registration statements filed on Form S-8) (the documents referred to in clauses (a), (b) and
(c) filed prior to the date hereof are collectively referred to as the "PARENT SEC REPORTS"). The Parent SEC Reports are identified on the Parent Disclosure Schedule. As of their respective filing dates (and, in the case of any registration statement, on the date it was declared effective), the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements of Parent included in the Parent SEC Reports (collectively, the "PARENT FINANCIAL STATEMENTS") have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present, in all material respects, the financial position of Parent and its subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

         SECTION 4.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the Parent SEC Reports or as contemplated by this Agreement, neither Parent nor any of its subsidiaries had at September 30, 1999, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except: (a) liabilities, obligations or contingencies
(i) which are accrued or reserved against in the Parent Financial Statements or reflected in the notes thereto or (ii) which were incurred after September 30, 1999, and were incurred in the ordinary course of business and consistent with past practices; (b) liabilities, obligations or contingencies which (i) would not, in the aggregate, have a

Parent Material Adverse Effect, or (ii) have been discharged or paid in full prior to the date hereof; and (c) liabilities and obligations which are of a nature not required to be reflected in the consolidated financial statements of Parent and its subsidiaries prepared in accordance with United States generally accepted accounting principles consistently applied and which were incurred in the ordinary course of business.

         SECTION 4.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the balance sheet included in the most recently filed Parent SEC Report (the "LAST PARENT SEC REPORT") that contains consolidated financial statements of Parent, there has not been any Parent Material Adverse Effect other than changes that affect the industries in which Parent and its subsidiaries operate generally.

         SECTION 4.8 LITIGATION. Except as disclosed in the Last Parent SEC Report, there are no claims, suits, actions or proceedings pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain or enjoin the consummation of the Merger or which would reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to have a Parent Material Adverse Effect. Except as set forth in the Last Parent SEC Report, neither Parent nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have any Parent Material Adverse Effect.

         SECTION 4.9 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information to be supplied by Parent or its subsidiaries or Affiliates for inclusion in (a) the Registration Statement on Form S-4 to be filed under the Securities Act with the SEC by Parent in connection with the Merger for the purpose of registering the shares of Parent Stock to be issued in connection with the Merger (the "REGISTRATION STATEMENT") or (b) the proxy statement to be distributed in connection with the Company's and Parent's meetings of their respective stockholders to vote upon this Agreement and the transactions contemplated hereby (the "PROXY STATEMENT" and, together with the prospectus included in the Registration Statement, the "JOINT PROXY STATEMENT/PROSPECTUS") will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, at any of: (i) the time the Registration Statement (or any amendment or supplement thereto) is declared effective; (ii) the time the Joint Proxy Statement/Prospectus (or any amendment or supplement thereto) is first mailed to the stockholders of Parent and Company; (iii) the time of each of the meetings of the stockholders of Parent and Company to be held in connection with the transactions contemplated by this Agreement; and (iv) the Effective Time. The Joint Proxy Statement/ Prospectus will, as of its mailing date, comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by Parent or Subsidiary with respect to information supplied by the Company or the stockholders of the Company for inclusion therein. For purposes of this Agreement, the term "Affiliate" means, when used with respect to a specified person or entity, another person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person or entity specified. For the purpose of this definition, "control" means (i) the ownership or control of more than 50% of the equity interest in any person or entity, or (ii) the ability to direct or cause the direction of the management or affairs of a person or entity, whether through the direct or indirect ownership of voting interests, by contract or otherwise.

         SECTION 4.10 NO VIOLATION OF LAW. Except as disclosed in the Last Parent SEC Report, neither Parent nor any of its subsidiaries is in violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.
Except  as  disclosed  in the Last  Parent  SEC  Report,  as of the date of this
Agreement, to the knowledge of Parent, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a Parent Material Adverse Effect. Parent and its subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the "PARENT PERMITS"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a Parent Material Adverse Effect.
Parent and its subsidiaries are not in violation of the terms of any Parent Permit, except for delays in filing reports or violations which, alone or in the aggregate, would not have a Parent Material Adverse Effect.

         SECTION 4.11 COMPLIANCE WITH AGREEMENTS. Except as disclosed in the Last Parent SEC Report , each of Parent and its subsidiaries is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under (a) the respective certificates of incorporation, by-laws or other similar organizational instruments of Parent or any of its subsidiaries or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which Parent or any of its subsidiaries is a party or by which any of them is bound or to which any of their properties or assets are subject, other than, in the case of clause (b) of this Section 4.11, breaches, violations and defaults which would not have, in the aggregate, a Parent Material Adverse Effect.

         SECTION 4.12 TAXES.

              (a) Parent and its subsidiaries have (i) duly filed with the appropriate governmental authorities all Tax Returns (as defined in
         Section 4.12(c)) required to be filed by them for all periods ending on or prior to the Effective Time, other than those Tax Returns the failure of which to file would not have a Parent Material Adverse Effect, and such Tax Returns were, as of their respective dates of filing, true, correct and complete in all material respects and (ii) duly paid in full or made adequate provision for the payment of all Taxes (as defined in Section 4.12(b)) for all past and current periods. The liabilities and reserves for Taxes reflected in the Parent balance sheet included in the Last Parent SEC Report are adequate to cover all Taxes for all periods ending at or prior to the date of such balance sheet and there is no liability for Taxes for any period beginning after such date other than Taxes arising in the ordinary course of business. There are no material liens for Taxes upon any property or assets of Parent or any subsidiary thereof, except for liens for Taxes not yet due. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the Internal Revenue Service (the "IRS") or any other governmental taxing authority with respect to Taxes of the Parent or any of its subsidiaries which, if decided adversely, singly or in the aggregate, would have a Parent Material Adverse Effect. Except as disclosed on the Parent Disclosure Schedule, neither Parent nor its subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency other than waivers and extensions which are no longer in effect. Neither Parent nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any entity that is not, directly or indirectly, a corporate subsidiary of Parent other than agreements the consequences of which are fully and adequately reserved for in the Parent Financial Statements. Neither Parent nor any of its corporate subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code.

              (b) For purposes of this Agreement, the term "TAXES" shall mean all taxes, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes, charges, fees, levies or other assessments imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis, and such term shall include any interest, fines, penalties or additional amounts and any interest in respect of any additions, fines or penalties attributable or imposed or with respect to any such taxes, charges, fees, levies or other assessments.

              (c) For purposes of this Agreement, the term "TAX RETURN" shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

         SECTION 4.13 EMPLOYEE BENEFIT PLANS; ERISA.

              (a) Except as disclosed in the Parent SEC Reports, at the date hereof, Parent and its subsidiaries do not maintain or contribute to or have any obligation or liability to or with respect to any material employee benefit plans, programs, arrangements or practices (such plans, programs, arrangements or practices of Parent and its subsidiaries being referred to as the "PARENT PLANS"), including employee benefit plans within the meaning set forth in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other similar material arrangements for the provision of benefits. Neither Parent nor any of its subsidiaries maintains or has any financial or funding liability with respect to any "Multi-employer Plan" within the meaning of Section 3(37) of ERISA or a "Multiple Employer Plan" within the meaning of Section 413(c) of the Code. Neither Parent nor any of its subsidiaries has any obligation to create or contribute to any additional such plan, program, arrangement or practice or to amend any such plan, program, arrangement or practice so as to increase benefits or contributions thereunder, except as required under the terms of the Parent Plans, under existing collective bargaining agreements or to comply with applicable law. Neither Parent nor any of its subsidiaries has any obligation to contribute to any plan subject to Title IV of ERISA.

              (b) Except as disclosed in the Parent SEC Reports,  (i) there have been no prohibited transactions within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code with respect to any of the Parent Plans that could result in penalties, taxes or liabilities which, singly or in the aggregate, could have a Parent Material Adverse Effect, (ii) each of the Parent Plans has been operated and administered in all material respects in accordance with applicable laws during the period of time covered by the applicable statute of limitations, (iii) each of the Parent Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and such determination has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment thereto or a failure to amend, except that it may be necessary to make additional amendments retroactively to maintain the "qualified" status of such Parent Plans, and the period for making any such necessary retroactive amendments has not expired, (iv) to the best knowledge of Parent and its subsidiaries, there are no material pending, threatened or anticipated claims involving any of the Parent Plans other than claims for benefits in the ordinary course, and (v) no act, omission or transaction (individually or in the aggregate) has occurred with respect to any Parent Plan that has resulted or could result in any material liability (direct or indirect) of Parent or any subsidiary under Sections 409 or 502(c)(i) or (l) of ERISA or Chapter 43 of Subtitle (A) of the Code. Each Parent Plan can be unilaterally terminated by Parent or a subsidiary at any time without material liability, other than for amounts previously reflected in the financial statements (or notes thereto) included in the Parent SEC Reports.

              (c) The Parent SEC Reports contain a true and complete summary or list of or otherwise describe all material employment contracts and other employee benefit arrangements with "change of control" or similar provisions and all severance agreements with executive officers.

     SECTION 4.14 LABOR CONTROVERSIES. Except as disclosed in the Parent SEC Reports, (a) there are no material controversies pending or, to the knowledge of Parent, threatened between Parent or its subsidiaries and any representatives of any of their employees and (b) to the knowledge of Parent, there are no material organizational efforts presently being made involving any of the presently unorganized employees of Parent and its subsidiaries except for such controversies and organizational efforts which, singly or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect.

         SECTION 4.15 ENVIRONMENTAL MATTERS.

              (a) Except as disclosed in the Last Parent SEC Report,  (i) Parent and its subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws (defined in Section 4.15(b)), including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) none of the properties owned by Parent or any of its subsidiaries contain any Hazardous Substance (defined in Section 4.15(c)) as a result of any activity of Parent or any of its subsidiaries in amounts exceeding the levels permitted by applicable Environmental Laws, (iii) neither Parent nor any of its subsidiaries has received any notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity or third party indicating that Parent or any of its subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses,
         (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or, to the knowledge of Parent, threatened, against Parent or any of its subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (v) no reports have been filed, or are required to be filed, by Parent or any of its subsidiaries concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law, (vi) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned by Parent or any of its subsidiaries as a result of any activity of Parent or any of its subsidiaries during the time such properties were owned, leased or operated by Parent or any of its subsidiaries, (vii) no underground storage tanks have been installed, closed or removed from any properties owned by Parent or any of its subsidiaries during, in the case of Parent, the time such properties were owned, leased or operated by Parent and during, in the case of each subsidiary, the time such subsidiary has been owned by Parent, (viii) there is no asbestos or asbestos containing material present in any of the properties owned by Parent and its subsidiaries, and no asbestos has been removed from any of such properties during the time such properties were owned, leased or operated by Parent or any of its subsidiaries, and (ix) neither Parent, its subsidiaries nor any of their respective properties are subject to any liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (i) through (ix) that, singly or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

              (b) As used herein,  "ENVIRONMENTAL LAW" means any Federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to (x) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect on the Closing Date. The term "ENVIRONMENTAL LAW" includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal Act and the Federal Toxic Substances Control Act, the Federal
         Insecticide, Fungicide and Rodenticide Act, and the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect on the Closing Date, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

              (c) As used herein, "HAZARDOUS SUBSTANCE" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any government authority or any
         Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

         SECTION 4.16 TITLE TO ASSETS. Parent and each of its subsidiaries has good and marketable title in fee simple to all its real property and good title to all its leasehold interests and other owned properties as reflected in the most recent balance sheet included in the Parent Financial Statements, except for such properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) the lien for current taxes, payments of which are not yet delinquent,
(ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Parent's business operations (in the manner presently carried on by the Parent), or (iii) as disclosed in the Last Parent SEC Report, and except for such matters which, singly or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect. All leases under which Parent leases any real or personal property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default other than failures to be valid and effective and defaults under such leases which in the aggregate will not have a Parent Material Adverse Effect.

         SECTION 4.17 REORGANIZATION. None of the Parent, Subsidiary or, to their knowledge, any of their Affiliates has taken or agreed or intends to take any action or has any knowledge of any fact or circumstance that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

         SECTION 4.18 PARENT STOCKHOLDERS' APPROVAL. The affirmative vote of stockholders of Parent required for approval of (i) the issuance of Parent Stock in connection with the Merger (the "Parent Stock Issuance") is a majority of the total votes cast thereon, in person or by proxy at a meeting of such stockholders, by holders of Parent Stock and Parent Class B Common Stock entitled to vote thereon, voting together as a single class and (ii) the amendment to Parent's Amended and Restated Certificate of Incorporation to increase the authorized Parent Stock to 85,000,000 shares in connection with the Merger (the "Parent Charter Amendment") is a majority of the votes of the outstanding shares of Parent Stock and Parent Class B Common Stock entitled to vote thereon, voting together as a single class.

         SECTION 4.19 BROKERS AND FINDERS. Except for the fees and expenses payable to Goldman, Sachs & Co. and Hambrecht & Quist LLC, which fees are reflected in their respective agreements with Parent (a copy of each of which has been delivered to the Company), Parent has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Parent to pay any investment banking fees, finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby.

         SECTION 4.20 OPINION OF FINANCIAL ADVISOR. The financial advisor of Parent, Goldman, Sachs & Co., has rendered a written opinion, dated December 13, 1999, to the Board of Directors of Parent to the effect that as of December 13, 1999, the Exchange Ratio pursuant to this Agreement is fair from a financial point of view to Parent.

         SECTION 4.21 COMPANY STOCK. Neither Parent nor Subsidiary is, nor at any time during the last three years has it been, an "interested stockholder" of the Company as defined in Section 203 of the DGCL (other than as contemplated by this Agreement). Neither Parent nor Subsidiary owns (directly or indirectly, beneficially or of record) or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of the Company (other than as contemplated by this Agreement).

         SECTION 4.22 SECTION 203. The action of the Board of Directors of Parent in approving this Agreement (and the transactions provided for herein) is sufficient to render inapplicable to this Agreement (and the transactions provided for herein), in light of the Voting Agreement, dated as of the date hereof, among the Company and certain of the stockholders of Parent, the restrictions on "business combinations" (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL.

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Subsidiary that, except as set forth in the disclosure schedule dated as of the date hereof and signed by an authorized officer of the Company (the "COMPANY DISCLOSURE SCHEDULE"), each of which exceptions shall specifically identify the relevant Section hereof to which it relates:

         SECTION 5.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing is not reasonably likely to, when taken together with all other such failures, have a Company Material Adverse Effect. For purposes of this Agreement, a "COMPANY MATERIAL ADVERSE EFFECT" is any event, change or effect that (i) is materially adverse to the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole, other than any event, change or effect resulting from (a) changes in general economic conditions (including United States stock market conditions) or (b) changes in the market price of the Company Common Stock or Parent Stock as reflected on the Nasdaq National Market, or (ii) prevents the Company from consummating the transactions contemplated hereby, including the Merger, prior to the date specified in Section 9.1(a)(i) hereof. True, accurate and complete copies of the Company's Restated Certificate of Incorporation and Amended and Restated Bylaws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Parent.

         SECTION 5.2 CAPITALIZATION.

              (a) The authorized capital stock of the Company consists of 15,000,000 shares of Company Common Stock, 1,000,000 shares of Class A Common Stock, par value $.01 per share ("COMPANY CLASS A COMMON STOCK"), and 750,000 shares of Preferred Stock, par value $.01 per share, of which 80,000 shares have been designated as Series A Junior Participating Preferred Stock ("COMPANY PREFERRED STOCK"). As of the close of business on September 30, 1999, (i) 5,779,720 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Class A Common Stock or Company Preferred Stock were issued and outstanding, (iii) 735,000 shares of Company Common Stock were held in the treasury of the Company, (iv) no shares of Company Class A Common Stock and no shares of Company Preferred Stock were held in the treasury of the Company, (v) 929,904 shares of Company Common Stock were reserved for issuance pursuant to the exercise of outstanding options to purchase Company Common Stock; and (vi) 80,000 shares of Company Preferred Stock were reserved for issuance in connection with the rights (the "RIGHTS") to purchase shares of Company Preferred Stock issued pursuant to the Rights Agreement, dated as of January 16, 1997, as amended (the "RIGHTS AGREEMENT"), between the Company and LaSalle National Bank, as Rights Agent. Between September 30, 1999 and the date of this Agreement, the Company has issued no shares of its capital stock except for 1,117 shares of Company Common Stock issued upon the exercise of options granted pursuant to the Company Option Plans (as defined below). As of the date of this Agreement all outstanding shares of Company Common Stock are, and immediately prior to the Effective Time all outstanding shares of Company Common Stock will be, validly issued, fully paid and nonassessable and free of any preemptive (or similar) right. As used herein, "COMPANY OPTION PLANS" means the following, in each case as amended: the TI Investors Inc. Stock Option Plan, Teltrend Inc. 1995 Stock Option Plan, Teltrend Inc. 1996 Stock Option Plan, and Teltrend Inc. 1997 Non-Employee Director Stock Option Plan.

              (b) Except as disclosed in the Company Disclosure Schedule, and except for the Rights and the Rights Agreement, as of the date hereof there were no outstanding subscriptions, options, puts, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating the Company or any subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or any subsidiary of the Company or obligating the Company or any subsidiary of the Company to grant, extend or enter into any such agreement or commitment. There are no voting trusts, proxies or other agreements or understandings to which the Company or any subsidiary of the Company is a party or by which

         Company or any subsidiary of Company is bound with respect to the voting of any shares of capital stock of the Company, although the Company has been advised, as of the date hereof, that all of its directors and executive officers intend to vote in favor of the adoption of this Agreement, and, except as set forth on the Company Disclosure Schedule, there are no registration rights or similar agreements with respect to any shares of capital stock of the Company or any of its subsidiaries.

              (c) Except for the Company Common Stock, options to purchase Company Common Stock granted under the Company Option Plans and the Rights, the Company has outstanding no bonds, debentures, notes or other obligations or securities the holders of which have the right to vote (or are convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of Company on any matter.

         SECTION 5.3 SUBSIDIARIES. Each direct and indirect corporate subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each subsidiary of the Company is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all such other failures, have a Company Material Adverse Effect. All of the outstanding shares of capital stock of each corporate subsidiary of the Company are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by the Company free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever. There are no subscriptions, options, warrants, rights, puts, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of any corporate subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement.

         SECTION 5.4 AUTHORITY; NON-CONTRAVENTION; APPROVALS.

              (a) The Company has full corporate power and authority to enter into this Agreement and, subject to the Company Stockholders' Approval (as defined in Section 7.3(a)) and the Company Required Statutory Approvals (as defined in Section 5.4(c)), to consummate the transactions contemplated hereby. The Board of Directors of the Company has at a meeting duly called and held and at which a quorum was present and acting throughout, by the affirmative vote of the majority of the directors of the Company, (i) determined that this Agreement and the Merger are advisable and in the best interests of the Company and its stockholders, (ii) approved this Agreement in accordance with the provisions of the DGCL, and (iii) resolved, in accordance with and subject to the terms of this Agreement, to recommend adoption of this Agreement by the Company's stockholders and directed that this Agreement be submitted for consideration by the Company's stockholders. No other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or, except for the Company Stockholders' Approval, the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by Parent and Subsidiary, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (b) general equitable principles.

              (b) The execution and delivery of this Agreement by the Company do not and will not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, acceleration or amendment under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of
         (i) the certificates of incorporation, by-laws or similar organizational documents of the Company or any of its subsidiaries,
         (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its subsidiaries or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its subsidiaries is now a party or by which the Company or any of its subsidiaries or any of their respective properties or assets may be bound. The consummation by the Company of the transactions contemplated hereby will not result in any violation, conflict, breach, default, termination, acceleration or creation of liens or rights under any of the terms, conditions or provisions described in clauses (i) through
         (iii) of the preceding sentence, subject (x) in the case of the terms, conditions or provisions described in clauses (i) and (ii) above, to obtaining (prior to the Effective Time) the Company Required Statutory Approvals and the Company Stockholders' Approval and (y) in the case of the terms, conditions or provisions described in clause (iii) above, to obtaining (prior to the Effective Time) consents required from commercial lenders, lessors or other third parties as specified in the Company Disclosure Schedule. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Company Material Adverse Effect.

              (c) Except for (i) the filings by the Company required by, and the expiration or termination of any applicable waiting period under, the HSR Act, (ii) the filing of the Joint Proxy Statement/Prospectus with the SEC pursuant to the Exchange Act, and (iii) the making of the Merger Filing with the Secretary of State of the State of Delaware in connection with the Merger (the filings and approvals referred to in clauses (i) through (iii) are collectively referred to as the "COMPANY REQUIRED STATUTORY APPROVALS"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Company Material Adverse Effect.

         SECTION 5.5 REPORTS AND FINANCIAL STATEMENTS. The Company has filed with the SEC all material forms, statements, reports and documents (including all post-effective amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied when filed in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. The Company has previously delivered to Parent copies (including all exhibits, post-effective amendments and supplements thereto) of its (a) Annual Reports on Form 10-K for the year ended July 31, 1999, and for the immediately preceding fiscal year, as filed with the SEC, (b) proxy and information statements relating to (i) all meetings of its stockholders (whether annual or special) and (ii) actions by written consent in lieu of a stockholders' meeting from January 1, 1997, until the date hereof, and (c) all other reports, including quarterly reports, and registration statements filed by the Company with the SEC since January 1, 1997 (other than registration statements filed on Form S-8) (the documents referred to in clauses (a), (b) and
(c) filed prior to the date hereof are collectively referred to as the "COMPANY SEC REPORTS"). The Company SEC Reports are identified on the Company Disclosure Schedule. As of their respective filing dates (and, in the case of any registration statement, the date on which it was declared effective), the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements of the Company included in the Company SEC Reports (collectively, the "COMPANY FINANCIAL STATEMENTS") have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present, in all material respects, the financial position of the Company and its subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

         SECTION 5.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the Company SEC Reports or as contemplated by this Agreement, neither the Company nor any of its subsidiaries had at July 31, 1999, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the Company Financial Statements or reflected in the notes thereto or (ii) which were incurred after July 31, 1999, and were incurred in the ordinary course of business and consistent with past practices, (b) liabilities, obligations or contingencies which (i) would not, in the aggregate, have a Company Material Adverse Effect or
(ii) have been discharged or paid in full prior to the date hereof, and (c) liabilities and obligations which are of a nature not required to be reflected in the consolidated financial statements of the Company and its subsidiaries prepared in accordance with United States generally accepted accounting principles consistently applied and which were incurred in the ordinary course of business.

         SECTION 5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the balance sheet included in the most recently filed Company SEC Report (the "LAST COMPANY SEC REPORT") that contains consolidated financial statements of the Company, there has not been any Company Material Adverse Effect, other than changes that affect the industries in which the Company and its subsidiaries operate generally.

         SECTION 5.8 LITIGATION. Except as disclosed in the Last Company SEC Report or the Company Disclosure Schedule, there are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator, that seek to restrain the consummation of the Merger or which would reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to have a Company Material Adverse Effect. Except as set forth in the Last Company SEC Report, neither the Company nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator, which prohibits or restricts the consummation of the transactions contemplated hereby or would have any Company Material Adverse Effect.

         SECTION 5.9 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information to be supplied by the Company or its subsidiaries or Affiliates for inclusion in (a) the Registration Statement or (b) the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, at any of: (i) the time the Registration Statement (or any amendment or supplement thereto) is declared effective; (ii) the time the Joint Proxy Statement/Prospectus (or any amendment or supplement thereto) is first mailed to the stockholders of Parent and Company; (iii) the time of each of the meetings of the stockholders of Parent and Company to be held in connection with the transactions contemplated by this Agreement; and (iv) the Effective Time. The Joint Proxy Statement/Prospectus, as it relates to the meeting of the Company's stockholders to be held in connection with the transactions contemplated hereby, will comply, as of its mailing date, as to form in all material respects with all applicable laws, including the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to information supplied by Parent, Subsidiary or any stockholder or Affiliate of Parent for inclusion therein.

         SECTION 5.10 NO VIOLATION OF LAW. Except as disclosed in the Last Company SEC Report, neither the Company nor any of its subsidiaries is in violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in the Last Company SEC Report, as of the date of this Agreement, to the knowledge of the Company, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a Company Material Adverse Effect. The Company and its subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the "COMPANY PERMITS"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a Company Material Adverse Effect. The Company and its subsidiaries are not in violation of the terms of any Company Permit, except for delays in filing reports or violations which, alone or in the aggregate, would not have a Company Material Adverse Effect.

         SECTION 5.11 COMPLIANCE WITH AGREEMENTS. Except as disclosed in the Last Company SEC Report, each of the Company and its subsidiaries is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (a) the respective certificates of incorporation, by-laws or similar organizational instruments of the Company or any of its subsidiaries or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their properties or assets are subject, other than, in the case of clause (b) of this Section 5.11, breaches, violations and defaults which would not have, in the aggregate, a Company Material Adverse Effect.

         SECTION 5.12 TAXES. The Company and its subsidiaries have as of the date hereof and will have as of the Effective Time (i) duly filed with the appropriate governmental authorities all Tax Returns required to be filed by them for all periods ending on or prior to the Effective Time, other than those Tax Returns the failure of which to file would not have a Company Material Adverse Effect, and such Tax Returns were, as of their respective filing dates, true, correct and complete in all material respects, and (ii) duly paid in full or made adequate provision for the payment of all Taxes for all past and current periods. The liabilities and reserves for Taxes reflected in the Company balance sheet included in the Last Company SEC Report are adequate to cover all Taxes for all periods ending at or prior to the date of such balance sheet and there is no liability for Taxes for any period beginning after such date other than Taxes arising in the ordinary course of business. There are no material liens for Taxes upon any property or asset of the Company or any subsidiary thereof, except for liens for Taxes not yet due. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the IRS or any other governmental taxing authority with respect to Taxes of the Company or any of its subsidiaries which, if decided adversely, singly or in the aggregate, would have a Company Material Adverse Effect. Except as set forth in the Company Disclosure Schedule, neither the Company nor its subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency other than waivers and extensions which are no longer in effect. Except as set forth in the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any entity that is not, directly or indirectly, a wholly-owned corporate subsidiary of Company other than agreements the consequences of which are fully and adequately reserved for in the Company Financial Statements. Neither the Company nor any of its corporate subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of
Section 341(f) of the Code.

         SECTION 5.13 EMPLOYEE BENEFIT PLANS; ERISA.

              (a) Except as disclosed  in the Company SEC  Reports,  at the date hereof, the Company and its subsidiaries do not maintain or contribute to or have any obligation or liability to or with respect to any material employee benefit plans, programs, arrangements or practices (such plans, programs, arrangements or practices of the Company and its subsidiaries being referred to as the "COMPANY PLANS"), including employee benefit plans within the meaning set forth in Section 3(3) of ERISA, or other similar material arrangements for the provision of benefits. Neither the Company nor any of its subsidiaries maintains or has any financial or funding liability with respect to any "Multi-employer Plan" within the meaning of Section 3(37) of ERISA or "Multiple Employer Plan" within the meaning of Section 413(c) of the Code. Neither the Company nor any of its subsidiaries has any obligation to create or contribute to any additional such plan, program, arrangement or practice or to amend any such plan, program, arrangement or practice so as to increase benefits or contributions thereunder, except as required under the terms of the Company Plans, under existing collective bargaining agreements or to comply with applicable law. Neither the Company nor any of its subsidiaries has any obligation to contribute to any plan subject to Title IV of ERISA.

              (b) Except as disclosed in the Company SEC Reports, (i) there have been no prohibited transactions within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code with respect to any of the Company Plans that could result in penalties, taxes or liabilities which, singly or in the aggregate, could have a Company Material Adverse Effect, (ii) each of the Company Plans has been operated and administered in all material respects in accordance with applicable laws during the period of time covered by the applicable statute of limitations, (iii) each of the Company Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and such determination has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment thereto or a failure to amend, except that it may be necessary to make additional amendments retroactively to maintain the "qualified" status of such Company Plans, and the period for making any such necessary retroactive amendments has not expired, (iv) to the best knowledge of the Company and its subsidiaries, there are no material pending, threatened or anticipated claims involving any of the Company Plans other than claims for benefits in the ordinary course, and (v) no act, omission or transaction (individually or in the aggregate) has occurred with respect to any Company Plan that has resulted or could result in any material liability (direct or indirect) of the Company or any subsidiary under Sections 409 or 502(c)(i) or (l) of ERISA or Chapter 43 of Subtitle (A) of the Code. Except as set forth in the Company Disclosure Schedule, each Company

         Plan can be unilaterally terminated by the Company or a subsidiary at any time without material liability, other than for amounts previously reflected in the financial statements (or notes thereto) included in the Company SEC Reports.

              (c) The Company SEC Reports, together with the Company Disclosure Schedule, contain a true and complete summary or list of or otherwise describe all material employment contracts and other employee benefit arrangements with "change of control" or similar provisions and all severance agreements with executive officers.

              (d) There are no agreements which will or may provide payments to any officer, employee, stockholder, or highly compensated individual which will be "parachute payments" under Code Section 280G that are nondeductible to the Company or subject to tax under Code Section 4999 for which the Company or any ERISA Affiliate would have withholding liability.

         SECTION 5.14 LABOR CONTROVERSIES. Except as disclosed in the Company SEC Reports, (a) there are no material controversies pending or, to the knowledge of the Company, threatened between the Company or its subsidiaries and any representatives of any of their employees and (b) to the knowledge of the Company, there are no material organizational efforts presently being made involving any of the presently unorganized employees of the Company or its subsidiaries, except for such controversies and organizational efforts, which, singly or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

         SECTION 5.15 ENVIRONMENTAL MATTER. Except as disclosed in the Last Company SEC Report or on the Company Disclosure Schedule, (i) the Company and its subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws, including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) none of the properties owned by the Company or any of its subsidiaries contain any Hazardous Substance as a result of any activity of the Company or any of its subsidiaries in amounts exceeding the levels permitted by applicable Environmental Laws, (iii) neither the Company nor any of its subsidiaries has received any notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity or third party indicating that the Company or any of its subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (v) no reports have been filed, or are required to be filed, by the Company or any of its subsidiaries concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law, (vi) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned by the Company or any of its subsidiaries as a result of any activity of the Company or any of its subsidiaries during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, (vii) no underground storage tanks have been installed, closed or removed from any properties owned by the Company or any of its subsidiaries during, in the case of the Company, the time such properties were owned, leased or operated by the Company and during, in the case of each subsidiary, the time such subsidiary has been owned by the Company, (viii) there is no asbestos or asbestos containing material present in any of the properties owned by the Company and its subsidiaries, and no asbestos has been removed from any of such properties during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, and (ix) neither the Company, its subsidiaries nor any of their respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (i) through (ix) that, singly or in the aggregate, either (A) would not reasonably be expected to have a Company Material Adverse Effect or (B) would not otherwise cause the Company to incur or otherwise become responsible for liabilities or expenditures in excess of $4.0 million.

         SECTION 5.16 TITLE TO ASSETS. The Company and each of its subsidiaries has good and marketable title in fee simple to all its real property and good title to all its leasehold interests and other owned properties, as reflected in the most recent balance sheet included in the Company Financial Statements, except for properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) the lien for current taxes, payments of which are not yet delinquent,
(ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company's business operations (in the manner presently carried on by the Company) or (iii) as disclosed in the Last Company SEC Report, and except for such matters which, singly or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. All leases under which the Company or any of its subsidiaries leases any real or personal property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default, other than failures to be valid and effective and defaults under such leases which in the aggregate will not have a Company Material Adverse Effect.

         SECTION 5.17 REORGANIZATION. Neither the Company nor, to the knowledge of the Company, any of its Affiliates has taken or agreed or intends to take any action or has any knowledge of any fact or circumstance that would prevent the Merger from constituting a reorganization qualifying under the provisions of
Section 368(a) of the Code.

         SECTION 5.18 COMPANY STOCKHOLDERS' APPROVAL. The affirmative vote of stockholders of the Company required for adoption of this Agreement is a majority of the outstanding shares of Company Common Stock entitled to vote thereon.

         SECTION 5.19 BROKERS AND FINDERS. Except for the fees and expenses payable to Soundview Technology Group, which fees are reflected in its agreement with the Company (a copy of which has been delivered to Parent), the Company has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company to pay any investment banking fees, finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby.

         SECTION 5.20 OPINION OF FINANCIAL ADVISOR. The financial advisor of the Company, Soundview Technology Group, has rendered a written opinion to the Board of Directors of the Company, dated December 13, 1999, to the effect that the Exchange Ratio pursuant to this Agreement is fair from a financial point of view to the stockholders of the Company.

         SECTION 5.21 SECTION 203. Assuming the accuracy of the representation and warranty set forth in Section 4.21, the action of the Board of Directors of the Company in approving this Agreement (and the transactions provided for herein) is sufficient to render inapplicable to this Agreement (and the transactions provided for herein) the restrictions on "business combinations" (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL.

         SECTION 5.22 RIGHTS AGREEMENT. The Company has amended the Rights Agreement to ensure that (a) none of a "Flip-In Event," a "Distribution Date" or a "Stock Acquisition Date" (in each case as defined in the Rights Agreement) will occur, and none of Parent, Subsidiary or any of their "Affiliates" or "Associates" will be deemed to be an "Acquiring Person" (in each case as defined in the Rights Agreement), by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and (b) the Rights will expire immediately prior to the Effective Time.

         SECTION 5.23 NO RECENT NEGOTIATIONS WITH AFFILIATES. None of the Company, any of its subsidiaries, or any of its directors or officers has, and, to the knowledge of the Company, no other employee of, or any attorney, accountant, investment banker, financial advisor or other agent retained by, the Company or any of its subsidiaries has, initiated, solicited, negotiated, knowingly encouraged or provided non-public or confidential information to facilitate any proposal or offer with respect to an Acquisition Transaction (as defined in Section 6.3) with or to any "affiliate" of the Company or any group of which, to the Company's knowledge, any "affiliate" of the Company is a member within the twelve months prior to the date hereof. As used in this Section 5.23,
(i) "affiliate" has the meaning assigned to it in Section 7.4 and (ii) "group" has the meaning set forth in Section 13(d) of the Exchange Act and the rules and regulations thereunder.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

         SECTION 6.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. Except as otherwise contemplated by this Agreement or disclosed in Section 6.1 of the Company Disclosure Schedule, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless Parent shall otherwise agree in writing, the Company shall, and shall cause its subsidiaries to:

              (a) use their respective best efforts to conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

              (b) not (i) amend or propose to amend their respective certificates of incorporation, by-laws or other similar governing documents, (ii) split, combine or reclassify their outstanding capital stock or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions by a wholly-owned subsidiary of the Company;

              (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that the Company may issue
         (i) shares upon conversion of convertible securities and exercise of options and warrants outstanding on the date hereof (or granted hereafter in accordance with the terms of this Agreement) in accordance with their terms or pursuant to the Rights Agreement and (ii) options to purchase up to 25,000 shares of Company Common Stock to employees who are hired by the Company after the date hereof and prior to the Closing Date, provided, however, that all options referenced in this clause (ii) shall be issued under the Company Option Plans and the vesting of all such options shall not be accelerated or otherwise modified as a result of the transactions contemplated hereby;

              (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than (A) borrowings in the ordinary course of business or (B) borrowings to refinance existing indebtedness on terms which are reasonably acceptable to Parent, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (iii) take or fail to take any action which action or failure to take action would cause the Company or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares and except to the extent of stockholders in special circumstances) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger or would otherwise cause the Merger not to qualify as a reorganization under Section 368 of the Code, (iv) make any acquisition of any assets or businesses other than expenditures for current assets in the ordinary course of business and expenditures for fixed or capital assets in the ordinary course of business and consistent with the Company's capital budget disclosed in Section 6.1 of the Company Disclosure Schedule, (v) sell, pledge, dispose of or encumber any material assets or businesses other than sales in the ordinary course of business, (vi) except as otherwise permitted pursuant to the provisions hereof, take any action which would be reasonably likely to prevent the Company from (A) obtaining any Company Statutory Approvals,
         (B) performing its covenants and agreements  under this  Agreement,  or
         (C) consummating the transactions contemplated hereby, or (vii) enter into any binding contract, agreement, commitment or arrangement with respect to any of the foregoing;

              (e) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

              (f) not enter into or amend in any material respect any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except in the ordinary course and consistent with past practice (it being expressly understood that the interpretation and administration of any such arrangement by a duly authorized administrator or administrative body consistent with the terms thereof shall not constitute a breach hereof); provided, however, that the Company and its subsidiaries shall in no event enter into any written employment agreement, except for employment agreements entered into with new employees of Theta Limited and then only so long as (i) such employment agreements are entered into in the ordinary course of business and consistent with past practices, (ii) such employment agreements contain terms and provisions comparable to those applicable to current employees of Theta Limited in comparable positions, and (iii) if the employees with whom Theta Limited intends to enter written agreements will hold positions at or above the Product Marketing Manager level, then such new employees may only fill positions which are vacated or up to three additional newly created positions;

              (g) not adopt, enter into or amend in any material respect any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law (it being expressly understood that the interpretation and administration of any such plan or arrangement by a duly authorized administrator or administrative body consistent with the terms thereof shall not constitute a breach hereof), provided, however, that the Company may make such amendments to certain of its outstanding option agreements as required by Section 7.12;

              (h) use commercially reasonable efforts to maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice; and

              (i) not implement any change in accounting principles, practices or methods, other than as may be required by United States generally accepted accounting principles, the Financial Accounting Standards Board, the SEC or any other government authority or oversight agency; and

              (j) not make, change or revoke any material Tax election or make any material agreement or settlement regarding Taxes with any taxing authority.

         SECTION 6.2 CONDUCT OF BUSINESS BY PARENT AND SUBSIDIARY PENDING THE MERGER. Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless the Company shall otherwise agree in writing, Parent shall, and shall cause its subsidiaries to:

              (a) use their respective best efforts to conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

              (b) not (i) amend or propose to amend their respective certificates of incorporation (except for the amendment by Parent of its Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Parent Stock as contemplated by the Parent Charter Amendment), by-laws or similar organizational documents,
         (ii) split, combine or reclassify (whether by stock dividend or otherwise) their outstanding capital stock, or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions by a wholly-owned subsidiary of Parent;

              (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that (i) Parent may issue shares upon conversion of convertible securities and exercise of options outstanding on the date hereof in accordance with their terms,
         (ii) Parent may issue options to purchase Parent Stock (and shares upon exercise of such options) pursuant to its employee stock option plans in effect on the date hereof in the ordinary course of business, consistent with past practices and in an aggregate amount not to exceed 2,000,000 shares of Parent Stock subject thereto, (iii) Parent may issue shares in accordance with the terms of its Employee Stock Purchase Plan in effect as of the date hereof, and (iv) Conference Plus, Inc., a subsidiary of Parent, may issue options to purchase shares of its common stock (the "CPI COMMON STOCK") (and shares of CPI Common Stock upon exercise of such options in accordance with their terms) in the ordinary course of business, consistent with past practices, and in an aggregate amount not to exceed 5,000 shares of CPI Common Stock.

              (d) not (i) incur or become  contingently  liable with  respect to any indebtedness for borrowed money other than (A) borrowings in the ordinary course of business or (B) borrowings to refinance existing indebtedness on terms which are reasonably acceptable to the Company,
         (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (iii) take or fail to take any action which action or failure to take action would cause Parent or its stockholders or Company's stockholders (except to the extent that any Company stockholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger or would otherwise cause the Merger not to qualify as a reorganization under Section 368 of the Code, (iv) sell, pledge, dispose of or encumber any material assets or businesses other than sales in the ordinary course of business, (v) make any acquisition of any assets or businesses other than expenditures for current assets in the ordinary course of business and expenditures for fixed or capital assets in the ordinary course of business, (vi) except as otherwise permitted pursuant to the provisions hereof, take any action which would be reasonably likely to prevent Parent or Subsidiary from (A) obtaining the Parent Statutory Approvals, (B) performing its covenants and agreements under this Agreement, or (C) consummating the transactions contemplated hereby, or (vii) enter into any binding contract, agreement, commitment or arrangement with respect to any of the foregoing;

              (e) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

              (f) not implement any change in accounting principles, practices or methods, other than as may be required by United States generally accepted accounting principles, the Financial Accounting Standards Board, the SEC or any other governmental authority or oversight agency; and

              (g) use commercially reasonable efforts to maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice.

         SECTION 6.3 ACQUISITION TRANSACTIONS.

              (a) After the date hereof and prior to the Effective Time or earlier termination of this Agreement, the Company shall not, and shall not permit any of its subsidiaries to, initiate, solicit, negotiate, knowingly encourage or provide confidential information to facilitate, and the Company shall, and shall cause each of its subsidiaries to, cause any officer, director or employee of, or any attorney, accountant, investment banker, financial advisor or other agent retained by it, not to initiate, solicit, negotiate, knowingly encourage or provide non-public or confidential information to facilitate, any proposal or offer to acquire all or any substantial part of the business and properties of the Company or any capital stock of the Company, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof (any such transaction (other than the Merger) being referred to herein as an "ACQUISITION TRANSACTION").

              (b) Notwithstanding the provisions of paragraph (a) above, the Company may, in response to an unsolicited written proposal or indication of interest with respect to a potential or proposed Acquisition Transaction ("ACQUISITION PROPOSAL"), furnish (subject to the execution of a confidentiality agreement and standstill agreement containing provisions not more favorable than the confidentiality and standstill provisions of the Confidentiality Agreements, as defined in
         Section 10.4) confidential or non-public information to a financially capable corporation, partnership, person or other entity or group (a "POTENTIAL ACQUIRER") and negotiate with such Potential Acquirer if the Board of Directors of the Company in good faith, after consultation with its outside legal counsel, determines that the failure to provide such confidential or non-public information to or negotiate with such Potential Acquirer would constitute a breach of its fiduciary duty to the Company's stockholders. It is understood and agreed that negotiations conducted in accordance with this paragraph (b) shall not constitute a violation of paragraph (a) of this Section 6.3. The Company and its subsidiaries have ceased, and have directed all of their respective officers, directors, employees, financial advisors and other agents or representatives to cease, all activities, discussions or negotiations, if any, with any persons or entities conducted heretofore with respect to any Acquisition Proposals.

              (c) The Company shall notify Parent as soon as  practicable  after
         (i) the Company has received any Acquisition Proposal, (ii) the Company's Board of Directors or its chief executive officer or chief financial officer has actual knowledge that any person or entity intends to make an Acquisition Proposal, or (iii) the Company has received any request for nonpublic information relating to the Company or its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. The Company will keep Parent fully informed of the status and details of any such Acquisition Proposal or request.

                                  ARTICLE VII

                              ADDITIONAL AGREEMENTS

         SECTION 7.1 ACCESS TO INFORMATION.

              (a) The Company and its subsidiaries shall afford to Parent and Subsidiary and their respective accountants, counsel, financial advisors and other representatives (the "PARENT REPRESENTATIVES") and Parent and its subsidiaries shall afford to the Company and its accountants, counsel, financial advisors and other representatives (the "COMPANY REPRESENTATIVES") access at reasonably scheduled times throughout the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, shall furnish promptly to one another (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of federal or state securities laws or filed by any of them with the SEC throughout the period prior to the Effective Time,
         (ii) a copy of each notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement, and (iii) such other information concerning their respective businesses, properties and personnel as Parent or Subsidiary or the Company, as the case may be, shall reasonably request; provided, however, that (A) no investigation pursuant to this Section 7.1 shall amend or modify any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger and (B) no access or disclosure shall be required to be provided if such access or disclosure would impair any attorney-client privilege of the disclosing party or would violate any applicable law or regulation. Parent and its subsidiaries shall hold and shall use their reasonable best efforts to cause the Parent Representatives to hold, and the Company and its subsidiaries shall hold and shall use their reasonable best efforts to cause the Company Representatives to hold, in strict confidence all non-public documents and information furnished to Parent and Subsidiary or to the Company, as the case may be, in connection with the transactions contemplated by this Agreement in accordance with the provisions of the Confidentiality Agreements, except that (i) Parent, Subsidiary and the Company may disclose such information as may be necessary in connection with seeking the Parent Required Statutory Approvals and Parent

         Stockholders' Approval, the Company Required Statutory Approvals and the Company Stockholders' Approval and (ii) each of Parent, Subsidiary and the Company may disclose any information that it is required by law or judicial or administrative order to disclose.

              (b) In the event that this Agreement is terminated in accordance with its terms, each party shall promptly redeliver to the other all non-public written material provided pursuant to this Section 7.1 and shall not retain any copies, extracts or other reproductions in whole or in part of such written material. In such event, all documents, memoranda, notes and other writings prepared by Parent or the Company based on the information in such material shall be destroyed (and Parent and the Company shall use their respective reasonable best efforts to cause their respective advisors and representatives to similarly destroy their documents, memoranda and notes), and such destruction (and reasonable best efforts) shall be certified in writing by an authorized officer supervising such destruction.

              (c) The Company shall promptly advise Parent and Parent shall promptly advise the Company in writing of any change or the occurrence of any event after the date of this Agreement having, or which, insofar as can reasonably be foreseen, in the future may have, any Parent Material Adverse Effect or Company Material Adverse Effect, as the case may be, taken as a whole.

         SECTION 7.2 REGISTRATION STATEMENT AND PROXY STATEMENT.

              (a) Parent and the Company shall file with the SEC as soon as is reasonably practicable after the date hereof the Joint Proxy Statement/ Prospectus and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Parent shall also take any action required to be taken under applicable state blue sky or securities laws in connection with the issuance of Parent Stock pursuant hereto. Parent and the Company shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with the preceding sentence. The information provided and to be provided by Parent and the Company, respectively, for use in the Joint Proxy Statement/Prospectus shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (b) Each of the parties agree that the financial information (including pro forma financial data and information) supplied or to be supplied by it or its representatives for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement/Prospectus shall comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, shall be prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial information, as permitted by the rules of the SEC) and shall fairly present (subject, in the case of unaudited financial information, to normal, recurring audit adjustments) the financial information reflected therein as of the dates thereof or for the periods then ended.

              (c) Prior to the date of approval of the Parent Stock Issuance and
         Parent Charter Amendment by Parent's stockholders and adoption of this Agreement by the Company's stockholders, each of the Company, Parent and Subsidiary shall correct promptly any information provided by it to be used specifically in the Joint Proxy Statement/Prospectus and Registration Statement that shall have become false or misleading in any material respect and shall take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Joint Proxy Statement/Prospectus or the Registration Statement so as to correct the same and to cause the Joint Proxy Statement/Prospectus as so corrected to be disseminated to the stockholders of the Company and Parent, in each case to the extent required by applicable law.

              (d) None of the Joint Proxy Statement/Prospectus or the Registration Statement shall be filed or distributed, and, prior to the termination of this Agreement, no amendment or supplement to the Joint Proxy Statement/Prospectus or the Registration Statement shall be filed or distributed, by or on behalf of Parent or Company, without consultation with the other party and its counsel or without providing the other party the reasonable opportunity to review and comment thereon.

              (e) Notwithstanding the foregoing, the Company shall not be required to take any action pursuant to this Section 7.2 if, at the time, the Company is not obligated to make the recommendation to its stockholders contemplated by Section 7.3(a) hereof pursuant to the terms of such Section 7.3(a).

         SECTION 7.3 STOCKHOLDERS' APPROVALS.

              (a) The Company shall, as promptly as practicable, submit this Agreement for adoption by its stockholders at a meeting of stockholders and, subject to the final sentence of this Section 7.3(a), shall use its reasonable best efforts to obtain stockholder adoption (the "COMPANY STOCKHOLDERS' APPROVAL") of this Agreement. Such meeting of stockholders shall be held as soon as practicable following the date upon which the Registration Statement becomes effective. Except as may be required, in response to any unsolicited bona fide written Acquisition Proposal, in order to comply with the fiduciary duties of the Board of Directors under the DGCL as determined by the Board of Directors in good faith, after consultation with the Company's outside legal counsel, the Company's Board of Directors shall recommend to the Company's stockholders adoption of this Agreement.

              (b) Parent shall, as promptly as practicable, submit the Parent Stock Issuance and Parent Charter Amendment for the approval of its stockholders at a meeting of stockholders and, subject to the third to last sentence of this Section 7.3(b), shall use its reasonable best efforts to obtain stockholder approval (the "PARENT STOCKHOLDERS' APPROVAL") of the Parent Stock Issuance and Parent Charter Amendment. Such meeting of stockholders shall be held as soon as practicable following the date on which the Registration Statement becomes effective. Except as may be required, in response to any bona fide "Parent Acquisition Proposal", in order to comply with the fiduciary duties of Parent's Board of Directors under the DGCL as determined by Parent's Board of Directors in good faith, after consultation with
         Parent's outside legal counsel, Parent's Board of Directors shall recommend to its stockholders approval of the Parent Stock Issuance and Parent Charter Amendment. As soon as practicable after the date hereof, Parent shall authorize and cause an officer of Parent to vote Parent's shares of Subsidiary Common Stock for adoption of this Agreement and shall take all additional actions as the sole stockholder of Subsidiary necessary to adopt this Agreement. As used herein, a "PARENT ACQUISITION PROPOSAL" shall mean a proposal or offer to acquire all or any substantial part of the business and properties of Parent or any capital stock of Parent, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof .

              (c) Subject to Sections 7.3(a) and (b), each of Parent and the Company shall use its reasonable best efforts to schedule and hold their respective stockholders' meetings so that the stockholders' meetings occur on the same day, and otherwise so as not to delay the transactions contemplated hereby.

         SECTION 7.4 COMPLIANCE WITH THE SECURITIES ACT AND EXCHANGE ACT.

              (a) The Company shall cause each of its principal executive officers and directors, and will use its reasonable best efforts to cause the other persons who are "affiliates" (as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act) of the Company (collectively, the "145 AFFILIATES"), to deliver to Parent on or prior to the Effective Time a written agreement in form and substance reasonably satisfactory to Parent and the Company (an "AFFILIATE AGREEMENT") to the effect that such person will not offer to sell, sell or otherwise dispose of any shares of Parent Stock issued in connection with the Merger, except, in each case, pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel reasonably satisfactory to Parent, is exempt from the registration requirements of the Securities Act. In addition, Parent shall cause all certificates for Parent Stock to be received by the 145 Affiliates to bear a legend substantially similar to the following:

              THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, (B) IN ACCORDANCE WITH RULE 145(d) UNDER THE ACT, OR (C) IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

              (b) The Board of Directors or Compensation Committee of the Company and Parent will each grant all approvals and take all other actions required pursuant to Rules 16b-3(d) and 16b-3(e) under the Exchange Act to cause the disposition in connection with the Merger of Company Common Stock and Company Options (as hereinafter defined) and the acquisition in connection with the Merger of Parent Stock and options to acquire Parent Common Stock to be exempt from the provisions of Section 16(b) of the Exchange Act. SECTION 7.5 NASDAQ LISTING. Parent shall cause, at or before the Effective Time, authorization for listing on the Nasdaq National Market ("NASDAQ"), upon official notice of issuance, of the shares of Parent Stock (i) to be issued in connection with the Merger and (ii) to be reserved for issuance upon exercise of stock options issued in connection with the Merger.

         SECTION 7.6 EXPENSES AND FEES.

              (a)  Except  as set  forth in this  Section  7.6,  all  costs  and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing and filing the Joint Proxy Statement/Prospectus shall be shared equally by Parent and the Company.

              (b) The Company agrees to immediately pay to Parent a fee of $7,177,632 if:

                   (i) the Company  terminates this Agreement pursuant to clause
              (iii) of Section 9.1(a); or

                   (ii) Parent terminates this Agreement pursuant to clause (iv)
              of Section 9.1(b); or

                   (iii) Parent  terminates  this  Agreement  pursuant to clause
              (vi) of Section 9.1(b) or the Company terminates this Agreement pursuant to clause (iv)(2) of Section 9.1(a), in each case if, but only if, the Company enters into a definitive agreement with respect to an Acquisition Transaction within three months following such termination.

              (c) Parent agrees to immediately pay to the Company a fee of $7,177,632 if:

                   (i) Parent terminates this Agreement pursuant to clause (vii)
              of Section 9.1(b) or the Company terminates this Agreement pursuant to clause (vii) of Section 9.1(a) and, in each case, if, but only if, Parent enters into a definitive agreement with respect to a Parent Acquisition Proposal within nine months following such termination; or

                   (ii) Parent,  in  accordance  with Section  7.3(b),  does not recommend  to  its  stockholders  approval  of  the  Parent  Stock
              Issuance and the Parent Charter Amendment and the Company terminates this Agreement pursuant to clause (iv)(1) of Section 9.1(a), if, but only if, Parent enters into a definitive agreement with respect to a Parent Acquisition Proposal within three months following such termination.

         SECTION 7.7 AGREEMENT TO COOPERATE.

              (a) Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents or approvals of third parties required in order to preserve material contractual relationships of the Company and its subsidiaries, all necessary or appropriate waivers, consents and approvals and SEC "no-action" letters to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible).

              (b) Without limitation of the foregoing, each of Parent and the Company undertakes and agrees to file as soon as practicable after the date hereof a Notification and Report Form under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "ANTITRUST DIVISION"). Each of Parent and the Company shall (i) use its reasonable efforts to comply as expeditiously as possible with all lawful requests of the FTC or the Antitrust Division for additional information and documents and (ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto.

              (c) In the event any litigation is commenced against the Company by any person or entity relating to the transactions contemplated by this Agreement, including any Acquisition Transaction, Parent shall have the right, at its own expense, to participate therein, and the Company will not settle any such litigation without the consent of Parent, which consent will not be unreasonably withheld or delayed; provided, however, that nothing contained in this Section 7.7(c) shall be construed as granting Parent a right to consent to a particular settlement, if the Company's Board of Directors determines in good faith after consultation with the Company's outside legal counsel that the existence or exercise of such right with respect to that particular settlement would violate the fiduciary duties of the Company's Board of Directors.

              (d) Parent shall reasonably consider taking such actions as may be useful in resolving any antitrust objections that may be asserted with respect to the transactions contemplated by this Agreement by the FTC, the Antitrust Division or any other federal or state agency.

         SECTION 7.8 Each party hereto shall consult with each other before issuing any press release or otherwise issuing any other similar written public statement with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior consent of each other party, which consent shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of any other party, issue such a press release or other similar written public statement as may be required by law or any listing agreement with a national securities exchange or market to which Parent or the Company is a party if it has used all reasonable efforts to consult with such other party and to obtain such other party's consent but has been unable to do so in a timely manner. Further, the parties shall use their respective reasonable best efforts to coordinate and jointly schedule and interface with the various governmental authorities and other applicable regulatory bodies involved or otherwise interested in the transactions contemplated by this Agreement.

         SECTION 7.9 OPTION PLANS.

              (a) Prior to the Effective Time, the Company and Parent shall take such action as may be necessary to cause each unexpired and unexercised option to purchase shares of Company Common Stock (each a "COMPANY Option") to be automatically converted at the Effective Time into an option (each a "PARENT OPTION") which will be (1) to purchase a number of shares of Parent Stock equal to the number of shares of Company Common Stock that could have been purchased under the Company Option multiplied by the Exchange Ratio, at a price per share of Parent Stock equal to the option exercise price determined pursuant to the Company Option divided by the Exchange Ratio and (2) otherwise subject to the same terms and conditions as the Company Option; provided that (i) if the applicable agreement evidencing the Company Option provides for acceleration of vesting of such Company Option upon the Merger, the converted stock option will be so vested following the Merger and, (ii) the terms of the Company Options outstanding under the Company's 1997 Non-Employee Director Stock Option Plan shall be amended so that such options may be exercised (A) with respect to those directors of the Company who do not become directors of Parent, until the earlier of (x) six months following the Effective Time or (y) the date on which the options expire in accordance with their terms, and (B) with respect to those directors of the Company who are appointed directors of Parent pursuant to Section 2.4, until the earlier of (x) 90 days following the date on which such persons cease to be directors of Parent and (y) the date on which the options expire in accordance with their terms. The date of grant of a substituted Parent Option shall be the date on which the corresponding Company Option was granted. At the Effective Time, all references in the Company Options to the Company shall be deemed to refer to Parent. Parent shall assume all of the Company's obligations with respect to Company Options as so amended and shall, from and after the Effective Time, make available for issuance upon exercise of the Parent Options all shares of Parent Stock covered thereby and, at or prior to the Effective Time, amend its Registration Statement on Form S-8 or file a new registration statement to cover the additional shares of Parent Stock subject to Parent Options granted in replacement of Company Options. Following the Effective Time, Parent will use all reasonable efforts to maintain the effectiveness of the foregoing registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as any of the converted Company Options remain outstanding and unexercised.

              (b) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Options immediately prior to the Effective Time appropriate notices setting forth (1) such holders' rights pursuant to the respective Company Options, and (2) stating that the Company Options have been converted into Parent Options as contemplated herein and have been assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section to give effect to the Merger).

              (c) The holders of Company Options immediately prior to the Effective Time, and their respective legal representatives and heirs, shall be deemed third-party beneficiaries of this Section 7.9.

         SECTION 7.10 NOTIFICATION OF CERTAIN MATTERS. Each of the Company, Parent and Subsidiary agrees to give prompt notice to each other of, and to use their respective reasonable best efforts to prevent or promptly remedy, (i) the occurrence or failure to occur or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 7.11 DIRECTORS' AND OFFICERS' INDEMNIFICATION.

              (a) From and after the Effective Time, the Surviving Corporation shall indemnify and hold harmless all past and present officers and directors of the Company (the "COVERED PARTIES") to the same extent and in the same manner and subject to the same limits as such persons are indemnified as of the date of this Agreement by the Company pursuant to the DGCL, the Company's Certificate of Incorporation or the Company's By-Laws for acts or omissions occurring at or prior to the Effective Time.

              (b) The Certificate of Incorporation and By-laws of the Surviving Corporation shall contain, and Parent shall cause the Certificate of Incorporation and By-laws of the Surviving Corporation to contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers, employees and agents of the Company and its subsidiaries than are presently set forth in the Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws of the Company.

              (c) The Surviving Corporation shall use its reasonable best efforts to provide, and Parent shall cause the Surviving Corporation to use its reasonable best efforts to provide, for a period of not less than 6 years from the Effective Time, one or more policies of directors' and officers' liability insurance that provide(s) coverage for events occurring prior to the Effective Time (the "D&O INSURANCE") that is/are substantially similar to the Company's existing policy or, if substantially equivalent insurance coverage is unavailable, the most similar available coverage; provided, however, that in no event shall the Surviving Corporation be required to pay an annual premium for the D&O Insurance in excess of 150% of the last annual premium paid prior to the date hereof (the "MAXIMUM PREMIUM"). If the Company's existing insurance expires, is terminated or canceled during such six-year period or exceeds the Maximum Premium, the Surviving Corporation shall obtain, and Parent shall cause the Surviving Corporation to obtain, as much directors' and officers' liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous to the Covered Parties than the Company's existing directors' and officers' liability insurance.

              (d) In addition to the indemnification and advancement of expenses provisions set forth herein, in the event that (i) the indemnification or advancement of expenses to be provided by the Surviving Corporation in accordance with Section 7.11(a) or 7.11(b) above, together with the D&O Insurance to be maintained by the Surviving Corporation in accordance with Section 7.11(c) above, after each is fully exhausted, is not adequate to fully indemnify or provide advancement of expenses to any Covered Party to the same extent and in the same manner that such indemnification or advancement of expenses would have been required to be provided by the Company prior to the Effective Time, and
         (ii) there has been a diminution of the net book value of the Surviving Corporation from the net book value of the Company as reflected on the balance sheet included in the Last Company SEC Report, then Parent shall indemnify such Covered Party to the extent of such diminution.

              (e) Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Covered Party, on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 7.11 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

              (f) The covenants contained in this Section are intended to be for the benefit of, and shall be enforceable by, each of the Covered Parties and their respective heirs and legal representatives and shall not be deemed exclusive of any other rights to which a Covered Party is entitled, whether pursuant to law, contract or otherwise.

              (g) In the event that Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors or assigns of Parent, the Surviving Corporation or any of their respective successors or assigns, as the case may be, shall succeed to the obligations set forth in this Section 7.11.

         SECTION 7.12 CERTAIN BENEFITS. At the Effective Time, Parent will assume, and, subject to Parent's right to thereafter amend, modify or terminate the Policy in accordance with its terms, Parent will thereafter pay, perform and discharge when due, all of the Company's obligations under the Company's Executive Officer Severance Plan, as amended (the "POLICY"), with respect to the individuals who participate in the Policy (the "PARTICIPANTS"). A copy of the Policy and a list of the Participants is attached to the Company Disclosure Schedule. With respect to those Participants who become employed by Parent or any of its subsidiaries in connection with the Merger, all references in the Policy to the "Company" shall be deemed to be references to Parent and its subsidiaries, each such Participant shall be an "Executive" for all purposes under the Policy and such Participants' service to the Company and its subsidiaries prior to the Merger shall be included in determining their total years of services for purposes of the Policy. The Participants, and their respective legal representatives and heirs, shall be third-party beneficiaries of this Section 7.12. Prior to the Effective Time, the Company shall use its reasonable best efforts to amend the options to acquire Company Common Stock which are held by Participants so that the provisions of Section 2.6 of the Policy are reflected in such options.

         SECTION 7.13 SEC REPORTS. The parties agree that whenever a representation or warranty contained in this Agreement is made subject to any fact or circumstance referenced, disclosed, set forth or described in either the Parent SEC Reports or the Company SEC Reports (collectively, the "SEC REPORTS"), such representation or warranty shall be subject only to those matters that it is reasonably apparent from a reading of such SEC Reports would apply thereto.

                                  ARTICLE VIII

                                   CONDITIONS

         SECTION 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

              (a) the Parent Stock Issuance and Parent Charter Amendment shall have been approved by the requisite vote of the stockholders of the Parent and this Agreement shall have been adopted by the requisite vote of the stockholders of the Company, in each case under applicable law and applicable listing requirements of the Nasdaq National Market ("Nasdaq");

              (b) the shares of Parent Stock issuable in connection with the Merger and those to be reserved for issuance upon exercise of stock options or warrants or the conversion of convertible securities shall have been authorized for listing on Nasdaq upon official notice of issuance;

              (c) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

              (d) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted, or to the knowledge of Parent and the Company no such proceeding shall have been threatened, by the SEC or any state regulatory authorities;

              (e) no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or any transaction contemplated by this Agreement (it being understood that the parties hereto hereby agree to use their reasonable efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted as promptly as possible);

              (f) no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger or make the consummation of the Merger illegal; and

              (g) all governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time, except where the failure to obtain the same would not be reasonably likely to have a Company Material Adverse Effect, following the Effective Time.

         SECTION 8.2 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. Unless waived by the Company, the obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

              (a) Parent and Subsidiary shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Parent and Subsidiary contained in this Agreement shall be true and correct in all material respects on and as of the date made and (except to the extent that such representations and warranties expressly speak as of an earlier date, which shall be true and correct in all material respects as of the specified date) on and as of the Closing Date as if made at and as of such date;

              (b) since the date hereof, there shall have been no changes that constitute, and no event or events (including, without limitation, litigation developments) shall have occurred which have resulted in or constitute, a Parent Material Adverse Effect; and

              (c) the Company shall have received certificates, dated the Closing Date, of:

                   (i) the President or any Vice President of each of Parent and
              Subsidiary certifying as to the matters specified in Sections 8.2(a) and (b) hereof; and

                   (ii) the Secretary of each of Parent and Subsidiary certifying as to: (A) the content and continuing effectiveness as of the Closing Date of the resolutions of the Board of Directors of Parent approving this Agreement and the transactions contemplated hereby; (B) the fact that the Parent Stock Issuance and Parent Charter Amendment have been duly approved by the requisite vote of the stockholders of Parent in accordance with the certificate of incorporation and by-laws of Parent, the rules of Nasdaq and the DGCL and that such approval is in full force and effect; and (C) the fact that this Agreement has been duly adopted by the requisite vote of Parent as the sole stockholder of Subsidiary in accordance with the certificate of incorporation and by-laws of Subsidiary and the DGCL and that such adoption is in full force and effect.

         SECTION 8.3 CONDITIONS TO OBLIGATIONS OF PARENT AND SUBSIDIARY TO EFFECT THE MERGER. Unless waived by Parent and Subsidiary, the obligations of Parent and Subsidiary to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

              (a) the Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date made and (except to the extent that such representations and warranties expressly speak as of an earlier date, which shall be true and correct in all material respects as of the specified date) on and as of the Closing Date as if made at and as of such date;

              (b) the Affiliate Agreements to the extent required to be delivered to Parent pursuant to Section 7.4, shall have been furnished as required by Section 7.4;

              (c) those certain options to acquire Company Common Stock shall have been amended, to the extent required by Section 7.12;

              (d) since the date hereof, there shall have been no changes that constitute, and no event or events (including, without limitation, litigation developments) shall have occurred which have resulted in or constitute, a Company Material Adverse Effect.

              (e) Parent shall have received certificates, dated the Closing Date, of:

                   (i) the President or any Vice President of the Company certifying as to the matters specified in Sections 8.3(a) and (c) hereof; and

                   (ii) the  Secretary of the Company  certifying as to: (A) the content and continuing effectiveness as of the Closing Date of the resolutions of the Board of Directors of the Company (1) approving and declaring the advisability of this Agreement, (2) rendering
              Section 203 of the DGCL inapplicable to this Agreement and the transactions contemplated hereby, and (3) amending the Rights Agreement as described in Section 5.22 hereof; and (B) the fact that this Agreement has been duly adopted by the requisite vote of the stockholders of the Company in accordance with the Company's Restated Certificate of Incorporation and Amended and Restated Bylaws and the DGCL and that such adoption is in full force and effect.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, whether before or after adoption by the stockholders of the Company or Parent, by the mutual written consent of the Company and Parent or as follows:

              (a) The Company shall have the right to terminate this Agreement:

                   (i) if the Merger is not  completed  by June 30, 2000 (unless due to a delay or default on the part of the Company), provided, however, that such date shall be extended to September 30, 2000 if, as of June 30, 2000, the parties are engaged in ongoing discussions with the FTC or Antitrust Division regarding the transactions contemplated hereby;

                   (ii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of the Company and if the Company shall have used reasonable efforts to prevent the entry of such order;

                   (iii) if (A) the Company  receives an offer or proposal  from any Potential Acquirer (excluding any director or officer of the Company or any group of which any director or officer of the Company is a member) with respect to a merger, sale of substantial assets or other business combination involving the Company, (B) the Company's Board of Directors determines, in good faith and after consultation with an independent financial advisor, that such offer or proposal (if consummated pursuant to its terms) would result in an Acquisition Transaction more favorable to the Company's stockholders than the Merger (any such offer or proposal being referred to as a "SUPERIOR PROPOSAL") and resolves to accept such Superior Proposal and (C) the Company shall have given Parent two days' prior written notice of its intention to terminate pursuant to this provision; provided, however, that such termination shall not be effective until such time as the payment required by Section 7.6(b) shall have been received by Parent;

                   (iv) if (1) the  stockholders  of Parent  fail to approve the
              Parent Stock Issuance and Parent Charter Amendment at a duly held meeting of stockholders called for such purpose or any adjournment thereof or (2) the stockholders of the Company fail to adopt this Agreement at a duly held meeting of stockholders called for such purpose or any adjournment thereof;

                   (v) if the representations and warranties of the Parent shall fail to be true and correct in all material respects on and as of the date made or, except in the case of any such representations and warranties made as of a specified date, on and as of any subsequent date as if made at and as of such subsequent date and such failure shall not have been cured in all material respects within 30 days after written notice of such failure is given to the Parent by the Company;

                   (vi) if Parent (A) fails to perform in any  material  respect any of its material covenants in this Agreement and (B) does not cure such default in all material respects within 30 days after notice of such default is given to Parent by the Company; or

                   (vii) if the Board of Directors of Parent shall have resolved to accept a Parent Superior Proposal.

              (b) Parent shall have the right to terminate this Agreement:

                   (i) if the  representations  and  warranties  of the  Company shall fail to be true and correct in all material respects on and as of the date made or, except in the case of any such representations and warranties made as of a specified date, on and as of any subsequent date as if made at and as of such subsequent date and such failure shall not have been cured in all material respects within 30 days after written notice of such failure is given to the Company by Parent;

                   (ii) if the Merger is not  completed by June 30, 2000 (unless due to a delay or default on the part of Parent or Subsidiary), provided, however, that such date shall be extended to September 30, 2000 if, as of June 30, 2000, the parties are engaged in ongoing discussions with the FTC or Antitrust Division regarding the transactions contemplated hereby;

                   (iii) if the  Merger  is  enjoined  by a final,  unappealable court order not entered at the request or with the support of Parent or Subsidiary and if Parent shall have used reasonable efforts to prevent the entry of such order;

                   (iv) if the Board of  Directors  of the  Company  shall  have resolved to accept a Superior Proposal or shall have recommended to the stockholders of the Company that they tender their shares in a tender or an exchange offer commenced by a third party (excluding any affiliate of Parent or any group of which any affiliate of Parent is a member);

                   (v) if the  Company  (A)  fails to  perform  in any  material respect any of its material covenants in this Agreement and (B) does not cure such default in all material respects within 30 days after notice of such default is given to the Company by Parent;

                   (vi) if the  stockholders  of the Company  fail to adopt this
              Agreement at a duly held meeting of stockholders called for such purpose or any adjournment thereof; or

                   (vii) if (A) Parent receives a Parent  Acquisition  Proposal, which proposal expressly states in writing that it is subject to Parent terminating this Agreement or to otherwise not consummating the transactions contemplated hereby, (B) as a result thereof, Parent's Board of Directors does not recommend to Parent's stockholders approval of the Parent Stock Issuance and Parent Charter Amendment in reliance on the third sentence of Section 7.3(b) hereof, and (C) Parent's Board of Directors determines, in good faith and after consultation with an independent financial advisor, that such offer or proposal (if consummated pursuant to its terms) would result in a transaction more favorable to Parent's stockholders than the Merger (any such offer or proposal being referred to as a "PARENT SUPERIOR PROPOSAL") and resolves to accept such Parent Superior Proposal.

         SECTION 9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Parent or the Company pursuant to the provisions of Section 9.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of the Company, Parent, Subsidiary or their respective officers or directors (except as set forth in this Section 9.2, in the second sentence of Section 7.1(a) and in Sections 7.1(b) and 7.6, all of which shall survive the termination). Nothing in this Section 9.2 shall relieve any party from liability for any willful or intentional breach of this Agreement.

         SECTION 9.3 AMENDMENT. This Agreement may not be amended except by action taken by the parties' respective Boards of Directors or duly authorized committees thereof and then only by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law. Such amendment may take place at any time prior to the Closing Date, whether before or after approval by the stockholders of the Company, Parent or Subsidiary; provided, however, that after any such approval, there shall not be made any amendment that by law requires the further approval of such stockholders without such further approval.

         SECTION 9.4 WAIVER. At any time prior to the Effective Time, subject to applicable law, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X

                               GENERAL PROVISIONS

         SECTION 10.1 NON-SURVIVAL AND SCOPE OF REPRESENTATIONS AND WARRANTIES AND AGREEMENTS. No representations, warranties or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger, and after effectiveness of the Merger neither the Company, Parent, Subsidiary or their respective officers or directors shall have any further obligation with respect thereto except for the agreements contained in Articles II, III and X, Section 7.9, Section 7.11 and Section 7.12. Except as set forth in Articles IV and V hereof, the parties make no representations or warranties whatsoever, and each party disclaims all liability and responsibility for any other representation, warranty, statement or information made or communicated (orally or in writing) to another party (including, but not limited to, any opinion, information or advice which may have been provided to Parent by any officer, stockholder, director, employee, agent or consultant of the Company, its financial advisors or any other agent or representative of the Company).

         SECTION 10.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) If to Parent or Subsidiary to:

                           Westell Technologies, Inc.
                           750 N. Commons Drive
                           Aurora, Illinois 60504
                           Attention:  Chief Executive Officer
                           Facsimile:  630-375-4128

                  with a copy to:

                           McDermott, Will & Emery
                           227 West Monroe
                           Chicago, Illinois 60606
                           Attention:  Helen R. Friedli, Esq.
                           Facsimile:  312-984-3669

                           (b) If to the Company, to:

                           Teltrend Inc.
                           620 Stetson Avenue
                           St. Charles, Illinois 60174
                           Attention:  Chief Executive Officer
                           Facsimile:  630-377-0128

                  with a copy to:

                           Jenner & Block
                           One IBM Plaza
                           Chicago, Illinois 60611
                           Attention:  Jodi A. Simala, Esq.
                           Facsimile:  312-840-7692

         SECTION 10.3 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (ii) reference to any Article or Section means such Article or Section hereof and (iii) "including" shall be deemed to mean including without limitation. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

         SECTION 10.4 MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (provided, that the provisions of those certain agreements dated September 3, 1999 by and between the Company and Parent concerning confidentiality and related matters (the "CONFIDENTIALITY AGREEMENTS"), shall remain in effect), (b) is not intended to confer upon any other person any rights or remedies hereunder, except under
Section 7.9, Section 7.11, Section 7.12 and Article III and (c) shall not be assigned by operation of law or otherwise. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

         SECTION 10.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         SECTION 10.6 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and except as set forth in
Article III, Section 7.9, Section 7.11 and Section 7.12, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 10.7 SEVERABILITY. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         IN WITNESS WHEREOF, Parent, Subsidiary and the Company have caused this Agreement to be signed by their respective officers as of the date first written above.

                                            WESTELL TECHNOLOGIES, INC.



                                            By: /s/ Robert H. Gaynor
                                            Name:  Robert H. Gaynor
                                            Title: Chairman and Chief Executive
                                                   Officer



                                            THETA ACQUISITION CORP.



                                            By:  /s/ Robert H. Gaynor
                                            Name:  Robert H. Gaynor
                                            Title: Chairman and Chief Executive
                                                   Officer


                                            TELTREND INC.


                                            By: /s/ Douglas P. Hoffmeyer
                                            Name:  Douglas P. Hoffmeyer
                                            Title: Sr. Vice President, Finance

                                                                     EXHIBIT 2.1

                                    RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                                  TELTREND INC.
                        --------------------------------


                  FIRST:     The name of the corporation is Teltrend Inc.

                  SECOND: The registered office of the corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent shall be The Corporation Trust Company.

                  THIRD: The purposes of the corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is 1,000 shares of Common Stock, par value $.01 per share.

                  FIFTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered, in the manner provided in the By-Laws of the corporation, to make, alter, amend and repeal the By-Laws of the corporation in any respect not inconsistent with the laws of the State of Delaware or with this Certificate of Incorporation.

                  In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, this Certificate of Incorporation and the By-Laws of the corporation.

                  Any contract, transaction or act of the corporation or of the directors or of any committee which shall be ratified by the holders of a majority of the shares of stock of the corporation present in person or by proxy and voting at any annual meeting, or at any special meeting called for such purpose, shall, insofar as permitted by law or by this Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder of the corporation.

                  SIXTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation as the case may be, and also on this corporation.

                  SEVENTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware (including, without limitation, Section 102(b)(7)), as amended from time to time, no director of this corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or amendment of this Article SEVENTH or adoption of any provision of this Certificate of Incorporation inconsistent with this Article SEVENTH shall have prospective effect only and shall not adversely affect the liability of a director of the corporation with respect to any act or omission occurring at or before the time of such repeal, amendment or adoption of an inconsistent provision.

                  EIGHTH: The corporation shall indemnify any executive officer or director and may, pursuant to resolutions adopted from time to time by the Board of Directors or the corporation's By-Laws, indemnify any employee or other agent of the corporation or any other person whom it shall have the power to indemnify to the fullest extent permitted by the General Corporation Law of the State of Delaware (including, without limitation, Section 145 thereof), as amended from time to time. The indemnification provided in this Article EIGHTH shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any law, certificate of incorporation, bylaw, agreement, vote of stockholders or resolution of directors or otherwise, both as to action in his official capacity and to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an executive officer or director and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  NINTH: The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation. Election of directors need not be by ballot unless the By-Laws of the corporation shall so provide.

                  TENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

Following is a list of Schedules to the Agreement and Plan of Merger which have been omitted in accordance with Item 601(b)(2) of Regulation S-K. Westell Technologies, Inc. hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities Exchange Commission upon request.


DISCLOSURE SCHEDULES OF WESTELL TECHNOLOGY, INC. AND THETA ACQUISITION CORP.:

   Schedule 4.2:      Capitalization
   Schedule 4.3:      Subsidiaries
   Schedule 4.4:      Authority; Non-Contravention; Approvals
   Schedule 4.5:      Reports and Financial Statements
   Schedule 4.12:     Taxes


DISCLOSURE SCHEDULES OF TELTREND INC.:

   Schedule 5.2(b):   Options, Warrants, Etc.
   Schedule 5.4(b):   Non-contravention
   Schedule 5.5:      Company SEC Reports
   Schedule 5.8:      Litigation and Claims
   Schedule 5.13(b):  Non-Terminable Company Plan
   Schedule 5.12:     Taxes
   Schedule 5.15:     Environmental Matters
   Schedule 6.1:      Conduct of Business by the Company Pending Merger
   Schedule 7.14:     Severance Plan